Exhibit 99.1

STEPHENS FEDERAL BANK

FINANCIAL REPORT

SEPTEMBER 30, 2013

STEPHENS FEDERAL BANK

FINANCIAL REPORT
SEPTEMBER 30, 2013

TABLE OF CONTENTS

Page

INDEPENDENT AUDITOR'S REPORT	1

FINANCIAL STATEMENTS

Balance sheets	2
Statements of operations	3
Statements of comprehensive loss	4
Statements of equity	5
Statements of cash flows	6
Notes to financial statements	7-31

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors

Stephens Federal Bank

Toccoa, Georgia

We have audited the accompanying financial statements of Stephens Federal Bank, which comprise the balance sheets as of September 30, 2013 and 2012, and the related statements of operations, comprehensive loss, equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stephens Federal Bank as of September 30, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Atlanta, Georgia

February 10, 2014

200 GALLERIA PARKWAY S.E., SUITE 1700 • ATLANTA, GA 30339-5946 • 770-955-8600 • 800-277-0080 • FAX 770-980-4489 • www.mjcpa.com

Members of The American Institute of Certified Public Accountants • RSM International

STEPHENS FEDERAL BANK

BALANCE SHEETS

SEPTEMBER 30, 2013 AND 2012

	2013	2012

Assets

Cash and due from banks	$2,092,544	$1,839,845
Interest-bearing deposits in other banks	18,546,077	18,142,191
Certificates of deposit	-	150,000
Securities available for sale	4,025,532	4,840,787
Federal Home Loan Bank stock, at cost	210,000	412,800
Loans receivable, net	114,700,108	131,408,215
Accrued interest receivable	416,025	516,791
Mortgage servicing rights	1,515,065	1,131,970
Premises and equipment	5,507,890	5,727,446
Other real estate owned	13,766,001	13,268,550
Other assets	281,787	229,705

Total assets	$161,061,029	$177,668,300

Liabilities and Equity

Liabilities:
Deposits:
Non-interest bearing	$9,097,326	$8,371,013
Interest bearing	143,485,778	159,749,038
Total deposits	152,583,104	168,120,051

Accrued interest payable	3,070	11,856
Escrows	706,142	589,775
Secured borrowings	589,890	891,366
Accrued expenses and other liabilities	358,467	326,747
Total liabilities	154,240,673	169,939,795

Commitments and contingencies

Equity
Retained earnings	6,825,180	7,716,163
Accumulated other comprehensive income (loss)	(4,824)	12,342
Total equity	6,820,356	7,728,505

Total liabilities and equity	$161,061,029	$177,668,300

See Notes to Financial Statements.

2

STEPHENS FEDERAL BANK

STATEMENTS OF OPERATIONS

YEARS ENDED SEPTEMBER 30, 2013 AND 2012

	2013	2012
Interest income:
Loans, including fees	$5,668,172	$6,756,549
Taxable securities	68,052	73,469
Interest bearing deposits in other banks	46,502	27,610
Total interest income	5,782,726	6,857,628

Interest expense:
Deposits	813,613	1,394,898
Advances from the Federal Home Loan Bank	-	48,876
Total interest expense	813,613	1,443,774

Net interest income	4,969,113	5,413,854

Provision for loan losses	1,077,306	1,239,536
Net interest income after provision for loan losses	3,891,807	4,174,318

Other income:
Service charges on deposit accounts	653,601	683,850
Gain on sale of loans	780,550	771,889
Servicing fees on loans sold	383,444	380,610
Net valuation change in mortgage servicing rights	383,095	42,932
Other operating income	341,996	390,132
Total other income	2,542,686	2,269,413

Other expenses:
Salaries and employee benefits	2,728,686	2,766,257
Equipment and occupancy expenses	745,213	771,791
Other operating expenses	3,851,577	4,896,840
Total other expenses	7,325,476	8,434,888

Loss before income tax expense	(890,983)	(1,991,157)

Income tax expense	-	-

Net loss	$(890,983)	$(1,991,157)

See Notes to Financial Statements.

3

STEPHENS FEDERAL BANK

STATEMENTS OF COMPREHENSIVE LOSS

YEARS ENDED SEPTEMBER 30, 2013 AND 2012

	2013	2012

Net loss	$(890,983)	$(1,991,157)

Other comprehensive income (loss):

Unrealized holding gains (losses) on securities available for sale, arising during period	(17,166)	13,004

Write-off of accumlated other comprehensive loss as of a result of payout of pension plan	-	461,121

Total other comprehensive income (loss)	(17,166)	474,125

Comprehensive loss	$(908,149)	$(1,517,032)

See Notes to Financial Statements.

4

STEPHENS FEDERAL BANK

STATEMENTS OF EQUITY

YEARS ENDED SEPTEMBER 30, 2013 AND 2012

		Accumulated
		Other
	Retained	Comprehensive	Total
	Earnings	Income (Loss)	Equity

Balance, September 30, 2011	$9,707,320	$(461,783)	$9,245,537
Net loss	(1,991,157)	-	(1,991,157)
Other comprehensive income	-	474,125	474,125
Balance, September 30, 2012	7,716,163	12,342	7,728,505
Net loss	(890,983)	-	(890,983)
Other comprehensive loss	-	(17,166)	(17,166)
Balance, September 30, 2013	$6,825,180	$(4,824)	$6,820,356

See Notes to Financial Statements.

5

STEPHENS FEDERAL BANK

STATEMENTS OF CASH FLOWS YEARS

ENDED SEPTEMBER 30, 2013 AND 2012

	2013	2012
OPERATING ACTIVITIES
Net loss	$(890,983)	$(1,991,157)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	258,479	300,296
Provision for loan losses	1,077,306	1,239,536
Gain on sale of loans	(780,550)	(771,889)
Net amortization of securities	83,578	77,335
Amortization of loan origination fees and costs, net	(63,938)	(90,258)
Net loss on sale of other real estate	607,622	567,327
Writedowns of other real estate	528,505	1,227,589
Adjustment for mortgage servicing rights	(383,095)	(42,932)
Decrease in interest receivable	100,766	113,270
Decrease in interest payable	(8,786)	(20,155)
Net other operating activities	(20,362)	452,907

Net cash provided by operating activities	508,542	1,061,869

INVESTING ACTIVITIES
Net increase in interest-bearing deposits in other banks	(253,886)	(4,890,274)
Purchases of securities available for sale	-	(1,102,500)
Proceeds from maturities of securities available for sale	714,511	431,870
Redemption of Federal Home Loan Bank stock	202,800	606,000
Net decrease in loans	12,799,145	11,179,620
Proceeds from sales of other real estate owned	2,042,566	2,892,194
Purchase of premises and equipment	(38,923)	(12,276)

Net cash provided by investing activities	15,466,213	9,104,634

FINANCING ACTIVITIES
Net decrease in deposits	(15,536,947)	(5,479,826)
Net increase in escrow payments by borrowers	116,367	232,387
Net decrease in secured borrowings	(301,476)	(6,932)
Net decrease in advances from Federal Home Loan Bank	-	(5,000,000)

Net cash used in financing activities	(15,722,056)	(10,254,371)

Net increase (decrease) in cash and due from banks	252,699	(87,868)

Cash and due from banks at beginning of year	1,839,845	1,927,713

Cash and due from banks at end of year	$2,092,544	$1,839,845

SUPPLEMENTAL DISCLOSURES
Cash paid for:
Interest	$822,399	$1,463,929

NONCASH TRANSACTIONS
Other real estate acquired in settlement of loans	$5,552,235	$6,239,540
Financed sales of other real estate owned	$1,876,091	$391,934
Transfer from premises and equipment to other real estate owned	$-	$290,003
Pension liability adjustment	$-	$461,121

See Notes to Financial Statements.

6

STEPHENS FEDERAL BANK

NOTES TO FINANCIAL STATEMENTS

NOTE 1.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Stephens Federal Bank (the “Bank”) is a federally chartered mutual savings and loan association. The Bank primarily provides residential first mortgage loans and commercial mortgage loans and a full range of deposit products to individual and small business customers. The Bank is located in Toccoa, Georgia with branches located in downtown Toccoa and Clayton, Georgia. The Bank is subject to competition from other financial institutions in its market area within North Georgia.

Basis of Presentation and Accounting Estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of other real estate owned, deferred tax assets, other-than-temporary impairment of securities, and the fair value of financial instruments.

The Bank has evaluated all transactions, events, and circumstances for consideration or disclosure through February 10, 2014, the date the financial statements were available to be issued, and has reflected or disclosed those items within the financial statements and related footnotes as deemed appropriate.

Cash, Due from Banks and Cash Flows

For purposes of reporting cash flows, cash and due from banks include cash on hand, cash items in process of collection and amounts due from banks. Cash flows from interest-bearing deposits, federal funds sold, certificates of deposit, loans, deposits, secured borrowings, and advances from the Federal Home Loan Bank are reported net.

The Bank is required to maintain reserve balances in cash or on deposit with the Federal Reserve Bank. The total of those reserve balances was approximately $793,000 and $849,000 at September 30, 2013 and 2012, respectively.

Securities

Securities are classified as available for sale and recorded at fair value with unrealized gains and losses excluded from operations and reported in other comprehensive income (loss). The amortization of premiums and accretion of discounts are recognized in interest income using methods approximating the interest method over the life of the securities. Any realized gains and losses are determined based on the cost of specific securities sold, and included in earnings on the trade date.

The Bank evaluates investment securities for other-than-temporary impairment using relevant accounting guidance specifying that (a) if the Bank does not have the intent to sell a debt security prior to recovery and (b) it is more likely than not that it will not have to sell the debt security prior to recovery, the security would not be considered other-than-temporarily impaired unless there is a credit loss. When the Bank does not intend to sell the security, and it is more likely than not, the Bank will not have to sell the security before recovery of its cost basis, it will recognize the credit component of an other-than-temporary impairment of a debt security in operations and the remaining portion in other comprehensive income (loss).

7

NOTES TO FINANCIAL STATEMENTS

NOTE 1.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Federal Home Loan Bank Stock

The Bank is required to maintain an investment in capital stock of the Federal Home Loan Bank (FHLB). Based on redemption provisions of this entity, the stock has no quoted market value and is carried at cost. At their discretion, this entity may declare dividends on the stock. Management reviews for impairment based on the ultimate recoverability of the cost basis in this stock.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balances less the undisbursed portion of loans in process, net deferred fees and costs on originated loans, and the allowance for loan losses. Interest income is accrued on the outstanding principal balance. Loan origination fees, net of certain direct loan origination costs, are deferred and recognized as an adjustment of the related loan yield over the life of the loan using the interest method.

The accrual of interest on loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due or at the time the loan is 90 days past due unless the loan is well-secured and in the process of collection. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful. All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income, unless management believes that the accrued interest is recoverable through the liquidation of collateral. Interest income on nonaccrual loans is recognized on the cash-basis or cost-recovery method, until the loans are returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

A loan is considered impaired when it is probable, based on current information and events, the Bank will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Impaired loans are measured by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses. Interest on accruing impaired loans is recognized as long as such loans do not meet the criteria for nonaccrual status.

The Bank services mortgage loans that it originates and sells to the Federal Home Loan Mortgage Corporation (“Freddie Mac”). The Bank’s servicing obligations include receiving payments, maintaining escrow accounts and paying hazard insurance, mortgage insurance, and taxes from such accounts, collecting past due fees, resolving payment problems and disputes, generating coupon payment books, and reporting loan balances to Freddie Mac each month. The Bank accounts for loan servicing revenues by booking such revenues as they are received. The Bank marks mortgage servicing rights to fair value on a quarterly basis.

8

NOTES TO FINANCIAL STATEMENTS

NOTE 1.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to expense. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries are credited to the allowance.

The allowance is an amount that management believes will be adequate to absorb estimated losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio. The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of loans in light of historical experience, the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, current economic conditions that may affect the borrower's ability to pay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

This evaluation does not include the effects of expected losses on specific loans or groups of loans that are related to future events or expected changes in economic conditions. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses, and may require the Bank to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as impaired. For impaired loans, an allowance is established when the discounted cash flows, collateral value, or observable market price of the impaired loan is lower than the carrying value of that loan. The general component covers non-impaired loans and is based on historical loss experience adjusted for other qualitative factors. Other adjustments may be made to the allowance for pools of loans after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss or risk rating data. An unallocated component may be maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

Restructurings

The Bank designates loan modifications as troubled debt restructurings (“TDRs”) when, for economic and legal reasons related to the borrower’s financial difficulties, it grants a concession to the borrower that it would not otherwise consider. TDRs can involve loans remaining on nonaccrual, moving to nonaccrual, or continuing on accrual status, depending on the individual facts and circumstances of the borrower. In circumstances where the TDR involves charging off a portion of the loan balance, the Bank typically classifies these restructurings as nonaccrual.

9

NOTES TO FINANCIAL STATEMENTS

NOTE 1.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Restructurings (Continued)

Restructured nonaccrual loans may be returned to accrual status based on a current, well-documented credit evaluation of the borrower’s financial condition and prospects for repayment under the modified terms. This evaluation must include consideration of the borrower’s sustained historical repayment for a reasonable period, generally a minimum of six months, prior to the date on which the loan is returned to accrual status.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank - put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

The Bank has mortgage loans sold to Freddie Mac totaling $589,890 and $891,366 at September 30, 2013 and 2012, respectively, which contain recourse provisions that preclude the Bank from accounting for the loan transactions as a sale.

Premises and Equipment

Land is carried at cost. Premises and equipment are carried at cost less accumulated depreciation. Depreciation is computed primarily on declining methods over the estimated useful lives of the assets.

Other Real Estate Owned

Other real estate owned acquired through or in lieu of loan foreclosure is held for sale and is initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis. Any write-down to fair value at the time of transfer to other real estate owned is charged to the allowance for loan losses. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Costs of improvements are capitalized, whereas costs relating to holding other real estate owned and subsequent adjustments to the value are expensed.

10

NOTES TO FINANCIAL STATEMENTS

NOTE 1.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Mortgage Servicing Rights

Mortgage servicing rights are re-evaluated and tested for impairment quarterly by an independent third party. Mortgage servicing rights are recognized initially at fair value as loans are sold into the secondary market with servicing rights retained and are adjusted to fair value on a quarterly basis. As of September 30, 2013 and 2012, the estimated fair market value of the mortgage servicing rights was $1,515,065 and $1,131,970, respectively.

Income Taxes

The Bank accounts for income taxes in accordance with income tax accounting guidance (FASB ASC 740, Income Taxes), which sets out a consistent framework to determine the appropriate level of tax reserves to maintain for uncertain tax positions.

The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Bank determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment. Deferred tax assets may be reduced by deferred tax liabilities and a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

As of September 30, 2013 and 2012, the Bank has recorded a valuation allowance against all deferred tax assets.

Comprehensive Loss

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net loss. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net loss, are components of comprehensive loss.

Fair Value of Financial Instruments

Fair values of financial instruments are estimates using relevant market information and other assumptions. Fair value estimates involve uncertainties and matters of significant judgment. Changes in assumptions or in market conditions could significantly affect the estimates.

11

NOTES TO FINANCIAL STATEMENTS

NOTE 2.             MANAGEMENT’S PLAN OF ACTION

For the years ended September 30, 2013 and 2012, the Bank has reported net losses of $890,983 and $1,991,157, respectively. The losses are due to the significant provision for loan losses in 2013 and 2012 of $1,077,306 and $1,239,536, respectively, as well as write-downs and losses on sale of other real estate owned in 2013 and 2012 of $1,136,127 and $1,794,916, respectively. The elevated provisions for loan losses were the result of increased levels of impaired loans and net charge-offs. The high levels of write-downs and losses on sale of other real estate owned were the result of increases in the number of loan defaults resulting in foreclosure as well as declines in the fair value of the underlying collateral.

For the year ended September 30, 2013, the Bank had net charge-offs of $1,939,822 and total impaired loans of $10,582,290, including nonaccrual loans of $4,650,395. For the year ended September 30, 2012, the Bank had net charge-offs of $2,654,051 and total impaired loans of $14,285,692, including non-accrual loans of $5,768,473. The allowance for loan losses of $3,125,524 at September 30, 2013 reflects management’s best estimate of probable losses in the loan portfolio. Additional allowance for loan losses may be required in the future. There are no assurances that the real estate market and economic environment will not experience continued decline in 2014.

Management has developed plans to improve the condition of the Bank, including attempts to reduce adversely classified assets, continuing to maintain an adequate allowance for loan losses, improving net interest margin, reducing other operating expenses, and increasing the capital ratios by reducing the asset size of the Bank.

During 2011, the Bank was issued a Consent Order (“order”) by the OCC. Contained in the order were various reporting requirements by management and the Board of Directors. Additional requirements include, but are not limited to, reducing the levels of classified assets, maintaining an adequate allowance for loan losses, and achieving and maintaining the following minimum capital levels:

(i) Total risk-based capital at least equal to 12% of risk-weighted assets; and

(ii) Tier 1 capital at least equal to 8% of adjusted total assets.

The Bank is not in compliance with all requirements defined by the order. Failure to comply with these requirements could result in further action by the regulators including the eventual appointment of a receiver or conservator of the Bank’s assets.

At September 30, 2013, the Bank did not meet the regulatory guidelines to qualify and be considered adequately capitalized. Continued net operating losses and increased classified assets could further reduce the level of capital and increase the risk associated with the Bank.

12

NOTES TO FINANCIAL STATEMENTS

NOTE 3.             SECURITIES

The amortized cost and fair value of securities available for sale with gross unrealized gains and losses are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
September 30, 2013:
U.S. Government agency	$4,030,356	$12,540	$(17,364)	$4,025,532

September 30, 2012:
U.S. Government agency	$4,828,445	$20,727	$(8,385)	$4,840,787

The amortized cost and fair value of securities available for sale as of September 30, 2013 by contractual maturity are shown below. Actual maturities may differ from contractual maturities because issues may have the right to call or prepay obligations with or without call or prepayment penalties.

	Securities Available for Sale
	Amortized	Fair
	Cost	Value
Maturities
Due from five to ten years	$3,125,123	$3,121,687
Due after ten years	905,233	903,845
	$4,030,356	$4,025,532

Securities with a carrying value of $1,422,583 and $2,205,904 at September 30, 2013 and 2012, respectively, were pledged to secure public deposits and for other purposes required or permitted by law. As of September 30, 2013 and 2012, certificates of deposit with a carrying value of $0 and $150,000, respectively, were pledged for other purposes.

No securities were sold during the years ending September 30, 2013 or 2012.

One U.S. Government agency security with an amortized cost of $1,486,838 and a fair value of $1,470,862 was in a loss position for greater than 12 months as of September 30, 2013. An additional U.S. Government agency security with an amortized cost of $899,624 and a fair value of $898,236 was in a loss position for less than 12 months as of September 30, 2013. The Bank does not consider these investments to be other-than-temporarily impaired at September 30, 2013.

One U.S. Government agency security with an amortized cost of $1,766,103 and a fair value of $1,757,718 was in a loss position for greater than 12 months as of September 30, 2012. The Bank does not consider this investment to be other-than-temporarily impaired at September 30, 2012. There were no securities in a loss position for less than 12 months as of September 30, 2012.

13

NOTES TO FINANCIAL STATEMENTS

NOTE 4.             LOANS

The composition of loans is summarized as follows:

	September 30,
	2013	2012
Real estate:
Construction	$515,299	$606,672
1-4 family	56,952,978	65,573,764
Multifamily	3,628,351	3,099,461
Non-residential	34,958,904	40,308,193
Land	8,213,556	8,935,072
Home equity lines of credit	10,552,571	12,948,050
Consumer and other	3,195,049	4,156,963
	118,016,708	135,628,175
Deferred loan fees	(191,076)	(231,920)
Allowance for loan losses	(3,125,524)	(3,988,040)
Loans, net	$114,700,108	$131,408,215

The Bank has pledged certain loans secured by 1-4 family and multifamily residential mortgages as well as commercial real estate mortgages to the Federal Home Loan Bank (FHLB). These loans secure credit availability with the FHLB of approximately $5,000,000 as of September 30, 2013. Pledged loans totaled approximately $6,589,000 and $10,406,000 at September 30, 2013 and September 30, 2012, respectively.

For purposes of the disclosures required pursuant to ASC 310, the loan portfolio was disaggregated into portfolio segments and then further disaggregated into classes for certain disclosures. A portfolio segment is defined as the level at which an entity develops and documents a systematic method for determining its allowance for credit losses. The three loan portfolio segments are real estate, home equity lines of credit, and consumer and other. A class is generally determined based on the initial measurement attribute and the Bank’s method for monitoring and assessing credit risk. Classes within the real estate portfolio segment include construction, 1-4 family residential, multifamily residential, non-residential, and land. The home equity lines of credit and consumer and other segments have not been further disaggregated into classes.

The following describe risk characteristics relevant to each of the portfolio segments:

Real Estate - As discussed below, the Bank offers various types of real estate loan products. All loans within this portfolio segment are particularly sensitive to the valuation of real estate:

•	Construction loans are lines of credit for the funding of construction of 1-4 family residences. These loans are repaid primarily through cash flow related to the ultimate sale or refinance of the underlying property.
•	1-4 family loans are repaid by various means such as a borrower’s income, sale of the property, or rental income derived from the property. This portfolio class includes closed-end 1-4 family mortgages secured by first and junior liens. 1-4 family open-end lines such as home equity lines of credit (HELOCs) are not included in this class.
•	Multifamily loans are secured by residential properties with five or more dwelling units. Multifamily loans are repaid by various means such as a borrower’s income, sale of the property, or rental income derived from the property.

14

NOTES TO FINANCIAL STATEMENTS

NOTE 4.             LOANS (Continued)

•	Non-residential loans include owner-occupied commercial real estate loans and other commercial loans secured by income producing properties. Owner-occupied commercial real estate loans to operating businesses are generally long-term financing of land and buildings. Real estate loans for income-producing properties such as office and industrial buildings and retail shopping centers are repaid from rental income derived from the properties.
•	Land loans are repaid through cash flow related to the operations, sale or refinance of the underlying property. This class includes extensions of credit to real estate developers or investors where repayment is dependent on the sale of the real estate or income generated from the real estate collateral. 1-4 family construction loans are not included in this class.

Home equity lines of credit (HELOCs) - The HELOC portfolio segment includes open-end lines of credit secured by 1-4 family residential properties. These loans are repaid primarily from the borrower’s personal income.

Consumer and other - The consumer and other portfolio segment includes all loans not secured by real estate such as commercial loans, automobile loans, overdrafts and other revolving credit loans, and other consumer loans. Loans in this portfolio are sensitive to unemployment and other key consumer economic measures.

The president, senior credit officer, and executive management team as a whole are involved in the credit risk management process and assess the accuracy of risk ratings, the quality of the portfolio and the estimation of inherent credit losses in the loan portfolio. This process also assists in the prompt identification of problem credits. The Bank has implemented many processes and procedures to manage the portfolios and reduce risk.

The Bank’s credit risk management process includes defined policies, accountability and routine reporting to manage credit risk in the loan portfolio segments. Credit risk management is guided by loan policies that provide for a consistent and prudent approach to underwriting and approvals of credits. Within the Loan Policy, procedures exist that elevate the approval requirements as credits become larger and more complex. All loans are individually underwritten, risk-rated, approved, and monitored.

Responsibility and accountability for adherence to underwriting policies and accurate risk ratings lies in each portfolio segment. For the HELOC and consumer portfolio segments, the risk management process focuses on managing customers who become delinquent in their payments. For the real estate portfolio segment, the risk management process focuses on underwriting and, on an ongoing basis, monitoring the credit of the portfolios, including a complete review of all relationships over $250,000 on an annual basis or more frequently as needed. To insure problem credits are identified on a timely basis, independent loan reviews are performed annually to assess the larger adversely rated credits for proper risk rating and accrual status and, if necessary, to ensure such individual credits are properly graded by management. All loans are graded on a seven-point scale and reviewed periodically for compliance with the defined criteria for each grade level.

Credit quality and trends in the loan portfolio segments are measured and monitored regularly. Detailed reports by past due status, grade and accrual status are reviewed by executive management, Loan Committee and the Board of Directors.

15

NOTES TO FINANCIAL STATEMENTS

NOTE 4.             LOANS (Continued)

The following presents credit quality indicators for the loan portfolio classes as of September 30, 2013 and 2012. These categories are utilized to develop the associated allowance for loan losses using historical losses adjusted for current economic conditions and other qualitative factors and are defined as follows:

•	Pass - includes loans with low or average risk qualities where the probability of default is considered low. These loans are considered acceptable credit risks and present no immediate or known potential loss to the Bank.

•	Special Mention - includes loans that exhibit potential weaknesses that require more than average attention from the Bank with regard to servicing and collecting the account, and while they do not yet warrant truly adverse classification, they have potential weaknesses which must be monitored by management for further deterioration. Special mention assets are not considered adversely classified as they do not expose the Bank to sufficient risk to warrant adverse classification.
•	Substandard - includes loans that are considered to be inadequately protected by the paying capacity of the obligor or of the collateral pledged. These loans are considered adversely classified, and they are often characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.
•	Doubtful - includes loans that are inadequately protected by the net worth of the borrower or the collateral pledged and repayment in full is improbable on the basis of existing facts, values and conditions.

The following tables summarize by risk category the Bank’s loan portfolio based upon the most recent analysis performed as of September 30, 2013 and 2012:

	Pass	Special Mention	Substandard	Doubtful	Total
September 30, 2013
Real estate:
Construction	$515,299	$-	$-	$-	$515,299
1-4 family	54,426,404	204,158	2,322,416	-	56,952,978
Multifamily	3,301,987	-	326,364	-	3,628,351
Non-residential	25,231,590	2,054,406	7,672,908	-	34,958,904
Land	8,025,726	144,909	42,921	-	8,213,556
Home equity lines of credit	10,472,630	-	79,941	-	10,552,571
Consumer and other	3,195,049	-	-	-	3,195,049
Total:	$105,168,685	$2,403,473	$10,444,550	$-	$118,016,708

September 30, 2012
Real estate:
Construction	$606,672	$-	$-	$-	$606,672
1-4 family	57,878,353	156,775	7,538,636	-	65,573,764
Multifamily	3,099,461	-	-	-	3,099,461
Non-residential	32,660,226	870,464	6,777,503	-	40,308,193
Land	8,456,857	-	478,215	-	8,935,072
Home equity lines of credit	12,830,239	-	117,811	-	12,948,050
Consumer and other	4,156,963	-	-	-	4,156,963
Total:	$119,688,771	$1,027,239	$14,912,165	$-	$135,628,175

16

NOTES TO FINANCIAL STATEMENTS

NOTE 4.             LOANS (Continued)

A loan is considered past due if any required principal and interest payments have not been received as of the date such payments were required to be made under the terms of the loan agreement. Generally, management places loans on non-accrual when there is a clear indication that the borrower’s cash flow may not be sufficient to meet payments as they become due, which is generally when a loan is 90 days past due. The following tables include an aging analysis of days past due for each portfolio class as of September 30, 2013 and 2012:

		Past Due Status (Accruing Loans)
	Current	30-89 Days	90+ Days	Total Past Due	Non- Accrual	Total
September 30, 2013
Real estate:
Construction	$515,299	$-	$-	$-	$-	$515,299
1-4 family	55,878,984	392,751	-	392,751	681,243	56,952,978
Multifamily	3,301,987	-	-	-	326,364	3,628,351
Non-residential	30,462,185	853,931	-	853,931	3,642,788	34,958,904
Land	8,191,211	22,345	-	22,345	-	8,213,556
Home equity lines of credit	10,401,724	150,847	-	150,847	-	10,552,571
Consumer and other	3,191,491	3,558	-	3,558	-	3,195,049
Total:	$111,942,881	$1,423,432	$-	$1,423,432	$4,650,395	$118,016,708

September 30, 2012
Real estate:
Construction	$606,672	$-	$-	$-	$-	$606,672
1-4 family	59,721,235	1,268,014	-	1,268,014	4,584,515	65,573,764
Multifamily	3,099,461	-	-	-	-	3,099,461
Non-residential	39,367,785	41,354	-	41,354	899,054	40,308,193
Land	8,650,168	-	-	-	284,904	8,935,072
Home equity lines of credit	12,879,949	68,101	-	68,101	-	12,948,050
Consumer and other	4,153,189	3,774	-	3,774	-	4,156,963
Total:	$128,478,459	$1,381,243	$-	$1,381,243	$5,768,473	$135,628,175

17

NOTES TO FINANCIAL STATEMENTS

NOTE 4.             LOANS (Continued)

The following tables detail the changes in the allowance for loan losses for the years ended September 30, 2013 and September 30, 2012 by portfolio segment. Allocation of a portion of the allowance to one category of loans does not preclude its availability to absorb losses in other categories.

	Real Estate	HELOC	Consumer	Unallocated	Total
September 30, 2013
Allowance for loan losses:
Beginning balance	$3,648,013	$196,810	$124,369	$18,848	$3,988,040
Provision (Re-allocation)	861,859	40,107	188,323	(12,983)	1,077,306
Charge-offs	(1,690,043)	(129,307)	(178,727)	-	(1,998,077)
Recoveries	29,878	27,679	698	-	58,255
Ending balance	$2,849,707	$135,289	$134,663	$5,865	$3,125,524

Ending balance – individually evaluated for impairment	$825,856	$-	$-	$-	$825,856
Ending balance – collectively evaluated for impairment	$2,023,851	$135,289	$134,663	$5,865	$2,299,668

Loans:
Ending balance	$104,269,088	$10,552,571	$3,195,049		$118,016,708
Ending balance - individually evaluated for impairment	$10,582,290	$-	$-		$10,582,290
Ending balance – collectively evaluated for impairment	$93,686,798	$10,552,571	$3,195,049		$107,434,418

September 30, 2012

Allowance for loan losses:
Beginning balance	$5,080,769	$96,736	$225,050	$-	$5,402,555
Provision	896,154	250,079	74,455	18,848	1,239,536
Charge-offs	(2,332,410)	(155,005)	(178,386)	-	(2,665,801)
Recoveries	3,500	5,000	3,250	-	11,750
Ending balance	$3,648,013	$196,810	$124,369	$18,848	$3,988,040

Ending balance – individually evaluated for impairment	$1,320,301	$12,981	$-	$-	$1,333,282
Ending balance – collectively evaluated for impairment	$2,327,712	$183,829	$124,369	$18,848	$2,654,758

Loans:
Ending balance	$118,523,162	$12,948,050	$4,156,963		$135,628,175
Ending balance - individually evaluated for impairment	$14,205,751	$79,941	$-		$14,285,692
Ending balance – collectively evaluated for impairment	$104,317,411	$12,868,109	$4,156,963		$121,342,483

18

NOTES TO FINANCIAL STATEMENTS

NOTE 4.             LOANS (Continued)

The following tables present details related to the Bank’s impaired loans as of September 30, 2013 and 2012. Loans deemed to be impaired include most substandard loans including all nonaccrual loans and non-performing TDRs. All impaired loans are evaluated for impairment on an individual basis. Loans that have been fully charged-off are not included in the table. The related allowance represents reserves needed to cover any collateral shortfall discovered upon individual evaluation of each loan deemed impaired. The tables show impaired loans with and without specific reserves as of September 30, 2013 and 2012.

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized in Year
September 30, 2013
With No Allowance Recorded:
Real estate:
1-4 family	$712,254	$726,130	$-	$715,308	$29,477
Multifamily	326,364	326,364	-	339,563	-
Non-residential	3,481,943	3,727,309	-	3,761,541	170,889
Land	34,267	34,267	-	35,914	-
Total with no allowance recorded:	4,554,828	4,814,070	-	4,852,326	200,366

With Allowance Recorded:
Real estate:
1-4 family	989,557	1,100,665	115,827	1,046,734	28,164
Non-residential	4,892,996	5,024,496	697,876	4,958,701	50,262
Land	144,909	244,909	12,153	147,161	7,401
Total with allowance recorded:	6,027,462	6,370,070	825,856	6,152,596	85,827

Total Impaired Loans:	$10,582,290	$11,184,140	$825,856	$11,004,922	$286,193

September 30, 2012
With No Allowance Recorded:
Real estate:
1-4 family	$5,046,955	$5,196,470	$-	$5,097,000	$63,405
Non-residential	2,605,249	2,823,577	-	2,779,000	109,152
Land	149,391	249,391	-	210,000	1,943
Total with no allowance recorded:	7,801,595	8,269,438	-	8,086,000	174,500

With Allowance Recorded:
Real estate:
1-4 family	1,946,998	1,984,941	328,504	1,962,000	73,855
Non-residential	4,172,254	4,303,754	786,004	4,211,000	123,735
Land	284,904	284,904	205,793	287,000	6,567
Home equity lines of credit	79,941	79,941	12,981	80,000	7,012
Total with allowance recorded:	6,484,097	6,653,540	1,333,282	6,540,000	211,169

Total Impaired Loans:	$14,285,692	$14,922,978	$1,333,282	$14,626,000	$385,669

As of September 30, 2013 and 2012, partial charge-offs on impaired loans totaled $601,850 and $637,286, respectively, and have been recognized as a reduction of the allowance for loan losses.

19

NOTES TO FINANCIAL STATEMENTS

NOTE 4.             LOANS (Continued)

The restructuring of a loan is considered a troubled debt restructuring (“TDR”) if both (i) the borrower is experiencing financial difficulties and (ii) the creditor has granted a concession.

In assessing whether or not a borrower is experiencing financial difficulties, the Bank considers information currently available regarding the financial condition of the borrower. This information includes, but is not limited to, whether (i) the debtor is currently in payment default on any of its debt; (ii) a payment default is probable in the foreseeable future without the modification; (iii) the debtor has declared or is in the process of declaring bankruptcy and (iv) the debtor's projected cash flow is sufficient to satisfy contractual payments due under the original terms of the loan without a modification.

The Bank considers all aspects of the modification to loan terms to determine whether or not a concession has been granted to the borrower. Key factors considered by the Bank include the debtor's ability to access funds at a market rate for debt with similar risk characteristics, the significance of the modification relative to unpaid principal balance or collateral value of the debt, and the significance of a delay in the timing of payments relative to the original contractual terms of the loan. The most common concessions granted by the Bank generally include one or more modifications to the terms of the debt, such as (i) a reduction in the interest rate for the remaining life of the debt, (ii) an extension of the maturity date at an interest rate lower than the current market rate for new debt with similar risk, (iii) a temporary period of interest-only payments, and (iv) a reduction in the contractual payment amount for either a short period or remaining term of the loan. The Bank did not forgive principal in any of its restructuring arrangements. As of September 30, 2013 and 2012, there were $3,684,273 and $4,062,123 in loans considered restructured that were not on nonaccrual. As of September 30, 2013 and 2012, there were $3,979,904 and $2,780,992, respectively, in loans considered restructured that were also on nonaccrual. A loan is placed back on accrual status when both principal and interest are current and it is probable that the Bank will be able to collect all amounts due (both principal and interest) according to the terms of the new loan agreement.

The following tables summarize loans that were modified as a TDR during the years ended September 30, 2013 and 2012:

	Troubled-Debt Restructurings
		Recorded	Recorded
		Investment	Investment	Impact on the
	Number	Prior to	After	Allowance for
	of Loans	Modification	Modification	Loan Losses
September 30, 2013
Real estate:
1-4 family	1	$266,723	$266,723	$-
Non-residential	3	2,098,615	2,060,283	38,332
Total	4	$2,365,338	$2,327,006	$38,332

September 30, 2012
Real estate:
1-4 family	3	$1,187,458	$1,000,000	$187,458
Non-residential	1	250,000	150,000	100,000
Land	1	793,000	661,500	131,500
Total	5	$2,230,458	$1,811,500	$418,958

The Bank has no additional commitments to lend additional funds to any of the related debtors whose terms have been modified in a TDR.

20

NOTES TO FINANCIAL STATEMENTS

NOTE 4.             LOANS (Continued)

One 1-4 family real estate loan defaulted in 2013 that had been restructured as a TDR during the preceding twelve months. The loan was transferred to other real estate owned during 2013, and no additional losses were associated with this loan. There were no TDRs that were restructured during the year ended September 30, 2012 that defaulted within twelve months of restructure date.

In the ordinary course of business, the Bank has granted loans to certain related parties, including directors, executive officers, and their affiliates. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan. Changes in related party loans are as follows:

	Years Ended September 30,
	2013	2012

Balance, beginning of year	$1,646,770	$2,934,152
Advances	160	318,683
Repayments	(80,250)	(1,606,065)
Changes in related parties	250,610	-
Balance, end of year	$1,817,290	$1,646,770

21

NOTES TO FINANCIAL STATEMENTS

NOTE 5.             MORTGAGE SERVICING RIGHTS

Loans serviced for others are not included in the accompanying balance sheets. The risks inherent in mortgage servicing assets relate primarily to changes in prepayments that result from shifts in mortgage interest rates. The unpaid principal balances of mortgage and other loans serviced for others were $151,631,305 and $153,457,195 at September 30, 2013 and 2012, respectively.

The following summarizes the activity pertaining to mortgage servicing rights measured at fair value, along with the aggregate activity in related valuation allowances:

	Years Ended September 30,
	2013	2012
Mortgage servicing rights:
Balance at beginning of year	$1,527,223	$1,334,096
Additions	332,583	493,826
Disposals	-	(1,984)
Amortization	(315,740)	(298,715)
Balance at end of year	1,544,066	1,527,223

Valuation allowances:
Balance at beginning of year	395,253	245,058
Additions	160,364	276,004
Amortization	(315,740)	(298,715)
Valuation adjustment	(210,876)	172,906
Balance at end of year	29,001	395,253

Mortgage servicing assets, net	$1,515,065	$1,131,970

Fair value disclosures:
Fair value as of the beginning of the year	$1,131,970	$1,089,038

Fair value as of the end of the year	$1,515,065	$1,131,970

As of September 30, 2013 and 2012, a valuation allowance of $29,001 and $395,293, respectively, was necessary to adjust the aggregate cost basis of the mortgage servicing right asset to fair market value.

22

NOTES TO FINANCIAL STATEMENTS

NOTE 6.             OTHER REAL ESTATE OWNED

A summary of other real estate owned is presented as follows:

	Years Ended September 30,
	2013	2012
Balance, beginning of year	$13,268,550	$11,818,051
Transfers from loans	5,552,235	6,239,540
Transfer from premises and equipment	-	290,003
Proceeds received from sales	(2,042,566)	(2,892,194)
Internally financed sales	(1,876,091)	(391,934)
Net loss on sales of real estate	(607,622)	(567,327)
Write-downs	(528,505)	(1,227,589)
Balance, end of year	$13,766,001	$13,268,550

Expenses applicable to other real estate owned include the following:

	Years Ended September 30,
	2013	2012
Net loss on sales of real estate	$607,622	$567,327
Write-downs of other real estate	528,505	1,227,589
Operating expenses, net of rental income	563,432	552,167
	$1,699,559	$2,347,083

NOTE 7.             PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows:

	September 30,
	2013	2012
Land	$1,000,415	$1,000,415
Buildings and improvements	6,165,091	6,154,670
Furniture, fixtures and equipment	1,758,967	1,754,615
Automobiles	76,551	76,551
Computer software	599,051	599,051
	9,600,075	9,585,302
Accumulated depreciation	(4,092,185)	(3,857,856)
	$5,507,890	$5,727,446

23

NOTES TO FINANCIAL STATEMENTS

NOTE 8.             DEPOSITS

The aggregate amount of time deposits in denominations of $100,000 or more at September 30, 2013 and 2012 was $48,778,671 and $58,281,508, respectively. The scheduled maturities of time deposits at September 30, 2013 are as follows:

2014	$84,392,375
2015	15,582,951
2016	1,848,653
2017	2,193,338
$104,017,317

At September 30, 2013 and 2012, overdraft deposit accounts reclassified to loans totaled $31,579 and $33,512, respectively.

There were no brokered deposits at September 30, 2013 and 2012.

NOTE 9.             ADVANCES FROM FEDERAL HOME LOAN BANK

All remaining advances from the Federal Home Loan Bank were paid off during 2012. A prepayment penalty of $21,831 is included in interest expense on advances for the year ended September 30, 2012.

NOTE 10.             EMPLOYEE BENEFIT PLANS

Pension Plan

The Bank provided pension benefits for eligible employees through a defined benefit pension plan. All employees that met certain age and service requirements participated in the retirement plan (the “Plan”) on a noncontributing basis. Due to increasing costs in maintaining a defined benefit pension plan and because of funding levels, the Bank decided to amend the Plan to discontinue contributions and to freeze benefit accruals under the Plan. The Bank made the amendment to the plan on April 16, 2009 with the effective date of May 15, 2009. On May 13, 2010, the Bank made an amendment to terminate the Plan with an effective date of July 31, 2010. Effective as of July 31, 2010, each participant became 100% vested in his/her accrued benefit. The termination of the Plan occurred on November 1, 2011, upon obtaining a favorable determination letter as to the termination of the Plan under the provisions of the Internal Revenue Code. During the year ended September 30, 2012, the Bank distributed $2,110,778 to the Plan participants in full satisfaction of its benefit obligation.

Profit Sharing Plan

The Bank has a profit sharing plan for its employees. Employees are eligible to enroll in the plan semiannually after completion of one year of service and may elect to contribute to the plan up to 10% of their compensation not to exceed the maximum amount permitted by law. The plan allows the Bank to make discretionary matching contributions to the plan. For the years ended September 30, 2013 and 2012, discretionary matching contributions were made by the Bank totaling $62,762 and $66,130, respectively.

24

NOTES TO FINANCIAL STATEMENTS

NOTE 11.             INCOME TAXES

The components of income tax expense are as follows:

	Years Ended September 30,
	2013	2012

Current	$-	$-
Deferred	(335,137)	(749,904)
Valuation allowance	335,137	749,904
	$-	$-

The Bank's income tax expense differs from the amounts computed by applying the federal income tax statutory rates to loss before income tax benefits. A reconciliation of the differences is as follows:

	Years Ended September 30,
	2013	2012

Tax provision at statutory federal rate	$(302,934)	$(676,993)
State income taxes	(33,179)	(74,241)
Other	976	1,330
Valuation allowance	335,137	749,904
	$-	$-

The components of the net deferred tax asset included in other assets are as follows:

	September 30,
	2013	2012
Deferred tax assets:
Loan loss reserves	$1,184,314	$1,509,792
Deferred loan fees	5,749	7,546
Other real estate owned	680,277	1,077,591
Contributions	60,751	60,572
Net operating loss carryover	2,998,287	1,939,834
	4,929,378	4,595,335
Deferred tax liabilities:
Federal Home Loan Bank stock dividends	109,518	109,518
Pension costs	-	-
Depreciation	42,707	43,801
Mortgage servicing rights	-	-
Valuation allowance	4,777,153	4,442,016
	4,929,378	4,595,335
Net deferred tax assets	$-	$-

The Bank has approximately $7,900,000 in net operating loss carryforwards which can be used to offset future tax liabilities. The carryforwards will expire beginning in 2030.

The federal income tax returns of the Bank for 2010, 2011, and 2012 are subject to examination by the IRS, generally for three years after being filed.

25

NOTES TO FINANCIAL STATEMENTS

NOTE 12.             COMMITMENTS AND CONTINGENCIES

Loan Commitments

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. They involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheet. The majority of all commitments to extend credit and standby letters of credit are variable rate instruments.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments as it does for on-balance sheet instruments. A summary of the Bank’s commitments is as follows:

	September 30,
	2013	2012

Commitments to extend credit	$9,730,795	$9,990,599

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the party. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate and income-producing commercial properties.

Lease Commitments

The Bank leases a branch location under a noncancelable operating lease agreement which provides that the Bank pay monthly rental expense until the lease expires on October 30, 2013.

Future minimum lease commitments on the operating lease at September 30, 2013 are as follows:

2014	$900
$900

Total rental expense incurred under all leases for the years ended September 30, 2013 and 2012 was $19,805 and $21,606, respectively.

Contingencies

In the normal course of business, the Bank is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Bank's financial statements.

26

NOTES TO FINANCIAL STATEMENTS

NOTE 13.             CONCENTRATIONS OF CREDIT

The Bank originates primarily first mortgage, commercial mortgage, commercial, and consumer loans to customers in Stephens, Rabun, Towns, and White Counties and other surrounding counties. The ability of the majority of the Bank’s customers to honor their contractual loan obligations is dependent on the economy in these areas.

Including HELOCs, ninety-seven percent of the Bank’s loan portfolio is secured by real estate, of which a substantial portion is secured by real estate in the Bank’s primary market area. Accordingly, the ultimate collectibility of the loan portfolio is susceptible to changes in market conditions in the Bank’s primary market area. Included in real estate loans are approximately $12,224,222 of interest only loans. These loans could present higher risk to the Bank, especially considering the current real estate market and economy. Other concentrations of credit by type of loan are set forth in Note 4.

The Bank, as a matter of policy, does not generally extend credit to any single borrower or group of related borrowers in excess of approximately $1,023,000.

NOTE 14.             REGULATORY MATTERS

The Bank is subject to various regulatory requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy requires the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets, as defined, and of Tier 1 capital to average assets.

As of September 30, 2013, the most recent notification from the OCC categorized the Bank as under-capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank’s category.

The Bank’s actual capital amounts and ratios are presented in the following table.

					To Be Well
			For Capital		Capitalized Under
			Adequacy		Prompt Corrective
	Actual		Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in Thousands)
As of September 30, 2013:
Total Capital to Risk Weighted Assets	$8,001	7.10%	$9,011	8.00%	$11,264	10.00%
Tier I Capital to Risk Weighted Assets	$6,825	6.06%	$4,505	4.00%	$6,758	6.00%
Tier I Capital to Average Assets	$6,825	4.25%	$6,420	4.00%	$8,025	5.00%

As of September 30, 2012:
Total Capital to Risk Weighted Assets	$8,995	7.42%	$9,698	8.00%	$12,122	10.00%
Tier I Capital to Risk Weighted Assets	$7,716	6.37%	$4,849	4.00%	$7,273	6.00%
Tier I Capital to Average Assets	$7,716	4.36%	$7,072	4.00%	$8,840	5.00%

27

NOTES TO FINANCIAL STATEMENTS

NOTE 15.             FAIR VALUE OF ASSETS AND LIABILITIES

Determination of Fair Value

The Bank uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. The fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Bank’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

The fair value guidance provides a consistent definition of fair value, which focuses on an exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

Fair Value Hierarchy

In accordance with this guidance, the Bank groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 - Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 - Valuation is based on inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3 - Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

28

NOTES TO FINANCIAL STATEMENTS

NOTE 15.             FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

The following methods and assumptions were used by the Bank in estimating the fair value of its financial instruments:

Cash, Due From Banks, Interest-Bearing Deposits with Other Banks, and Certificates of Deposit: The carrying amounts of cash, due from banks, interest-bearing deposits with other banks, and certificates of deposit approximate fair value.

Securities: Where quoted prices are available in an active market, we classify the securities within level 1 of the valuation hierarchy. Level 1 securities include highly liquid government bonds and exchange-traded equities.

If quoted market prices are not available, we estimate fair values using pricing models and discounted cash flows that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, and credit spreads. Examples of such instruments, which would generally be classified within level 2 of the valuation hierarchy, include GSE obligations, corporate bonds, and other securities. Mortgage-backed securities are included in level 2 if observable inputs are available. In certain cases where there is limited activity or less transparency around inputs to the valuation, we classify those securities in level 3.

Federal Home Loan Bank Stock: The carrying amount of Federal Home Loan Bank stock approximates fair value.

Loans: The carrying amount of variable-rate loans that reprice frequently and have no significant change in credit risk approximates fair value. The fair value of fixed-rate loans is estimated based on discounted contractual cash flows, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality. The fair value of impaired loans is estimated based on discounted contractual cash flows or underlying collateral values, where applicable.

Mortgage Servicing Rights: Fair value is based on a valuation model that calculates the present value of estimated future net servicing income.

Deposits: The carrying amount of demand deposits, savings deposits, and variable-rate certificates of deposit approximates fair value. The fair value of fixed-rate certificates of deposit is estimated based on discounted contractual cash flows using interest rates currently being offered for certificates of similar maturities.

Accrued Interest: The carrying amount of accrued interest approximates their fair value.

Off-Balance Sheet Instruments: The carrying amount of commitments to extend credit and standby letters of credit approximates fair value. The carrying amount of the off-balance sheet financial instruments is based on fees charged to enter into such agreements.

29

NOTES TO FINANCIAL STATEMENTS

NOTE 15.             FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Assets Measured at Fair Value on a Recurring Basis

Assets measured at fair value on a recurring basis are summarized below:

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Carrying Value
September 30, 2013
Assets
Securities available for sale	$4,025,532	$-	$-	$4,025,532
Mortgage servicing rights	-	1,515,065	-	1,515,065
Total assets at fair value	$4,025,532	$1,515,065	$-	$5,540,597

September 30, 2012
Assets
Securities available for sale	$4,840,787	$-	$-	$4,840,787
Mortgage servicing rights	-	1,131,970	-	1,131,970
Total assets at fair value	$4,840,787	$1,131,970	$-	$5,972,757

Assets Measured at Fair Value on a Nonrecurring Basis

Under certain circumstances, adjustments are made to fair value for assets although they are not measured at fair value on an ongoing basis. The following table presents the financial instruments carried on the balance sheet by caption and by level in the fair value hierarchy at September 30, 2013 and 2012, for which a nonrecurring change in fair value has been recorded:

	Fair Value Measurements Using
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Losses
September 30, 2013
Impaired loans	$-	$-	$7,887,544	$356,678
Other real estate owned	-	-	4,607,650	655,305
Total	$-	$-	$12,495,194	$1,011,983

September 30, 2012
Impaired loans	$-	$-	$6,413,839	$797,958
Other real estate owned	-	-	7,376,100	1,052,785
Total	$-	$-	$13,789,939	$1,850,743

30

NOTES TO FINANCIAL STATEMENTS

NOTE 15.             FAIR VALUE OF ASSETS AND LIABILITIES (Continued)

Assets Measured at Fair Value on a Nonrecurring Basis (Continued)

The total losses shown above of $356,678 and $797,958 related to impaired loans include specific charge-offs of $356,474 and $637,286 and net change in specific reserves of $204 and $160,672 for the years ended September 30, 2013 and 2012, respectively. Write downs of impaired loans are estimated using the present value of expected cash flows or the appraised value of the underlying collateral discounted as necessary by management to reflect changes in economic conditions.

Other real estate owned is adjusted to fair value upon transfer of the loans to other real estate owned. Subsequently, other real estate owned is carried at the lower of carrying value or fair value. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral. When the fair value of the collateral is based on an observable market price or a current appraised value, the Bank records the other real estate owned as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Bank records the other real estate owned as nonrecurring Level 3.

The carrying amount and estimated fair value of the Bank's financial instruments were as follows:

	September 30,
	2013		2012
	Carrying Amount	Fair Value	Carrying Amount	Fair Value

Financial assets:
Cash, due from banks and interest-
bearing deposits with other banks	$20,638,621	$20,638,621	$19,982,036	$19,982,036
Certificates of deposit	-	-	150,000	150,000
Federal Home Loan Bank stock	210,000	210,000	412,800	412,800
Securities	4,025,532	4,025,532	4,840,787	4,840,787
Loans	114,700,108	115,989,195	131,408,215	133,196,529
Mortgage servicing rights	1,515,065	1,515,065	1,131,970	1,131,970
Accrued interest receivable	416,025	416,025	516,791	516,791

Financial liabilities:
Deposits	152,583,104	153,106,888	168,120,051	168,479,740
Accrued interest payable	3,070	3,070	11,856	11,856

31

STEPHENS FEDERAL BANK FINANCIAL STATEMENTS (UNAUDITED)

AS OF AND FOR

THE NINE MONTHS ENDED

JUNE 30, 2014 AND 2013

STEPHENS FEDERAL BANK FINANCIAL STATEMENTS (UNAUDITED)

AS OF AND FOR

THE NINE MONTHS ENDED

JUNE 30, 2014 AND 2013

TABLE OF CONTENTS

Balance sheets	2
Statements of income and comprehensive income	3
Statements of equity	4
Statements of cash flows	5

STEPHENS FEDERAL BANK

BALANCE SHEET

(Amounts in thousands)

(Unaudited)

	June 30, 2014	September 30, 2013

ASSETS
Cash and due from banks	$1,536	$2,093
Interest-bearing deposits	23,286	18,546
Total cash and cash equivalents	24,822	20,639
Securities available-for-sale	3,202	4,026
Loans, net of allowance for loan losses	105,303	114,133
Premises and equipment, net	5,386	5,503
Real estate owned, net	12,196	13,766
Accrued interest receivable	397	416
Restricted equity securities	143	210
Loan servicing asset	1,408	1,515
Other assets	191	290
Total assets	$153,048	$160,498

LIABILITIES
Deposits
Non-interest bearing	$11,385	$9,803
Interest bearing	135,116	143,486
Total deposits	146,501	153,289
Accrued interest payable and other liabilities	409	389
Total liabilities	146,910	153,678

EQUITY

Retained earnings	6,140	6,825
Accumulated other comprehensive loss	(2)	(5)
Unearned ESOP shares	-	-
Total shareholders' equity	6,138	6,820
Total liabilities and shareholders' equity	$153,048	$160,498

2

STEPHENS FEDERAL BANK

STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Amounts in thousands)

(Unaudited)

	Nine Months Ended
	June 30, 2014	June 30, 2013
Interest and dividend income:
Loans, including fees	$4,027	$4,589
Securities, taxable	13	51
Interest-bearing deposits and other	34	41
Total interest income	4,074	4,681

Interest expense:
Deposits	389	652
Total interest expense	389	652

Net interest income	3,685	4,029

Provision for loan losses	-	1,060

Net interest income after provision for loan losses	3,685	2,969

Noninterest income:
Service charges on deposit accounts	299	303
Gain on sales of loans	235	424
Mortgage banking income	285	287
Loss on sales of real estate owned	(288)	(567)
Net valuation change in mortgage servicing rights	(107)	274
Other	215	350
Total noninterest income	639	1,071

Noninterest expense:
Salaries and employee benefits	1,898	2,049
Occupancy and equipment	549	547
Data processing	282	289
Professional and supervisory fees	196	147
Office expense	41	39
Advertising	38	41
FDIC deposit insurance	472	483
Provision for real estate owned and related expenses	741	710
Other	792	383
Total noninterest expense	5,009	4,688

Income before income taxes	(685)	(648)
Income tax expense	-	-

Net income	$(685)	$(648)

Other comprehensive income (loss)
Unrealized loss on securities available-for-sale	$5	$2
Tax effect	(2)	(1)
Total other comprehensive loss	3	1

Comprehensive income	$(682)	$(647)

3

STEPHENS FEDERAL BANK

STATEMENTS OF EQUITY

(Amounts in thousands)

(Unaudited)

	Retained Earnings	Accumulated Other Comprehenisve Income (Loss)	Total Equity
Balance, September 30, 2012	$7,716	$12	$7,728
Net loss	(648)		(648)
Other comprehensive income	-	1	1
Balance, June 30, 2013	$7,068	$13	$7,081

Balance, September 30, 2013	$6,825	$(5)	$6,820
Net loss	(685)		(685)
Other comprehensive income	-	3	3
Balance, June 30, 2014	$6,140	$(2)	$6,138

4

STEPHENS FEDERAL BANK

STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Nine Months Ended
	June 30, 2014	June 30, 2013
Cash Flows From Operating Activities
Net loss	$(685)	$(648)
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	-	1,060
Provision for real estate owned	306	310
Depreciation and amortization, net	117	180
Loss on sales of real estate owned	288	567
Gain on sales of loans	(235)	(424)
Adjustment for loan servicing asset	107	(274)
Net change in operating assets and liabilities:
Accrued interest receivable	19	68
Accrued interest payable	(1)	(9)
Other	118	225
Net cash provided by operating activities	34	1,055

Cash Flows From Investing Activities
Purchases of premises and equipment	-	(22)
Proceeds from maturities, paydowns and calls of securities available-for-sale	829	590
Redemptions of restricted equity securities	67	203
Proceeds from sale of real estate owned	2,060	3,017
Loan originations and repayments, net	7,981	9,630
Net cash used in investing activities	10,937	13,418

Cash Flows from Financing Activities
Net change in deposits	(6,788)	(6,610)
Net cash used in financing activities	(6,788)	(6,610)

Change in cash and cash equivalents	4,183	7,863

Cash and cash equivalents, beginning of year	20,639	19,974
Cash and cash equivalents, end of period	$24,822	$27,837

Cash paid during the period for:
Interest paid	$390	$661
Income taxes paid	$-	$-
Supplemental noncash disclosures:
Transfers from loans to foreclosed assets	$1,084	$5,436
Loans advanced for sales of foreclosed assets	$-	$-

5